EXHIBIT 99.1

              SYNTHETECH REPORTS FIRST QUARTER FISCAL 2006 RESULTS

Albany, Oregon, August 2, 2005 - Synthetech, Inc. (Nasdaq:NZYM) today announced financial results for the first quarter of fiscal 2006, which ended June 30, 2005. Revenue for the first quarter of fiscal 2006 was $1.2 million, a 56% decrease compared to revenue of $2.7 million in the first quarter of fiscal 2005. Operating loss for the current quarter was $1.1 million, compared to a loss of $419,000 for the same period last year. Net loss for the current quarter was $1.1 million, or $0.07 per share, compared to last year's first quarter net loss of $412,000, or $0.03 per share.

International sales, mainly to Europe, were $692,000 and $198,000 in the first quarter of fiscal 2006 and 2005, respectively. International sales, like all of our revenues, are subject to significant quarterly fluctuations.

Synthetech's cash, cash equivalents and marketable securities were $3.8 million at June 30, 2005, compared to $3.1 million at March 31, 2005. As of June 30, 2005, Synthetech's working capital was $7.2 million, compared to $8.2 million as of March 31, 2005.


                                Synthetech, Inc.
                       Condensed Statements of Operations
                                   (unaudited)
                                                   FIRST QUARTER ENDED JUNE 30,
         (in thousands, except per share data)          2005           2004

                                                    -----------    -----------

Revenue                                              $   1,194      $   2,741
Cost of revenue                                          1,533          2,471
                                                    -----------    -----------

Gross income (loss)                                      (339)            270

Research and development                                   192            126
Selling, general and administrative                        571            563
                                                    -----------    -----------
  Total operating expense                                  763            689
                                                    -----------    -----------

Operating loss                                         (1,102)          (419)

Interest income                                             21              9
Interest expense                                           (1)            (2)
                                                    -----------    -----------

Loss before income taxes                               (1,082)          (412)
Income taxes                                                 -              -
                                                    -----------    -----------
Net loss                                            $  (1,082)      $   (412)
                                                    ===========    ===========

Basic and diluted loss per share                    $   (0.07)     $   (0.03)
                                                    ===========    ===========

Commenting on the results, M. `Sreeni' Sreenivasan, President and CEO, stated, "As we stated at the end of fiscal 2005, we expect the weakness in our financial results to continue at least through the first half of fiscal 2006. Based on industry trends and the flow of inquiries, we expect some improvement in the second half of the fiscal year. Our pipeline of clinical projects remains robust, with about a dozen active projects in mid- to late-stage clinical trials for which we are supplying key intermediates and many other projects at earlier stages of the drug development cycle. We expect to be named as an approved supplier of intermediates in three New Drug Applications to be filed by our customers during fiscal 2006, following completion of Phase 3 clinical trials currently in progress. Although we face a challenging environment in the near-term, we believe that Synthetech's pipeline of drug development projects has the potential to generate longer-term revenue significantly above amounts in recent fiscal years."

Mr. Sreenivasan added, "We are evaluating a range of strategic options on the revenue generation and cost reduction fronts to return to profitability and ensure the long-term viability of the company. Our growth strategy includes:

     o   Continuing our focus on our core markets;
     o Further leveraging our core expertise to expand into more complicated and value-added projects, such as our recent project to manufacture an Advanced Pharmaceutical Ingredient;
     o Cost-effectively expanding our research and development capabilities by accessing resources in India; o Stabilizing our revenue base through both pharmaceutical and limited non-pharmaceutical manufacturing opportunities that are suitable for our operations and facilities; and
     o   Developing proprietary products based on our core competencies.

We anticipate that we will require additional capital, which may be substantial, to implement our growth strategy, although we have not yet determined the amount or timing of such additional funding."

Management anticipates that Synthetech's revenue will continue to be volatile from period to period. Variability in Synthetech's level of revenue is primarily based on our participation in large-scale customer projects and the timing of shipments arising from these projects. Synthetech operates in a challenging business environment, characterized by the unpredictable dynamics and life cycle of pharmaceutical projects, which can lead to rapid fluctuations in the mix of projects and revenues. As the uncertainties inherent in drug development projects remain outside of Synthetech's control, it is difficult to predict the progress, timing and revenue potential of these projects.

ABOUT SYNTHETECH
Synthetech, Inc. is a fine chemicals company specializing in organic synthesis, biocatalysis and chiral technologies. Synthetech develops and manufactures amino acid derivatives, specialty amino acids, peptide fragments, and proprietary custom chiral intermediates primarily for the pharmaceutical and cosmeceutical industries. Synthetech's products support the development and manufacture of therapeutic peptides and peptidomimetic small molecule drugs at every stage of a customer's clinical development pipeline, and are used as ingredients in drugs for the treatment of AIDS, cancer, cardiovascular and other diseases, and in cosmeceuticals.

FORWARD-LOOKING STATEMENTS
This press release includes "forward looking" information (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934), including, without limitation, statements regarding: future performance, growth and operating results of Synthetech, including potential improvement during the second half of fiscal 2006 and longer-term revenue from our existing pipeline of drug development projects; our growth strategy and implementation thereof; and the filings by our customers for regulatory approval of drugs under development and other matters relating to drug development progress. Forward looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will likely result," or words or phrases of similar meanings. Investors are cautioned that forward-looking statements involve risks and uncertainties, and various factors could cause actual results to differ materially from those in the forward-looking statements. The risks and uncertainties include, but are not limited to, the following: the uncertain market for products; the unpredictability of drug development progress, including regulatory approvals; potential loss of a significant customer; customer concentration; potential termination or suspension by customer of significant projects or cancellation of orders prior to shipment; production factors; industry price pressures and cost factors; competition; government regulation; economic conditions and commercial factors affecting the fine chemicals industry; labor disputes; technological change; our potential inability to implement our growth strategy and our need to raise additional capital to implement it; and international business risks. Investors are urged to read Synthetech's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2005, for a further description of risks and uncertainties related to forward-looking statements made by Synthetech as well as to other aspects of our business. Synthetech does not intend to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with respect to them or any change in events, conditions or circumstances on which any such statement is based.



MORE INFORMATION:          Web site: www.synthetech.com
                           E-mail: investor@synthetech.com

CONTACT:                   M. "Sreeni" Sreenivasan, President & CEO
                           Gary Weber, CFO
                           PO Box 646
                           Albany, Oregon  97321
                           541 967-6575